UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

fuboTV Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas

New York, NY 10019

(Address of principal executive offices)

(212) 672-0055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On April 7, 2020, fuboTV, Inc., a Florida corporation (formerly known as FaceBank Group, Inc.) (“fuboTV” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other items, that on April 1, 2020, the Company completed its acquisition of fuboTV Inc., a Delaware corporation (“fuboTV Pre-Merger”) by the merger of fuboTV Acquisition Corp., the Company’s wholly-owned subsidiary, with and into fuboTV Pre-Merger (the “Merger”), whereby fuboTV Pre-Merger continued as the surviving corporation. On June 17, 2020 (the “Original Due Date”), the Company filed Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) to provide (i) the audited financial statements of fuboTV Pre-Merger as of and for the years ended December 31, 2019 and 2018, as required by Item 9.01(a) (the “2019 fuboTV Financial Statements”) and (ii) the unaudited pro forma combined financial statements of the Company and fuboTV Pre-Merger for the year ended December 31, 2019, as required by Item 9.01(b) (the “2019 Pro Forma Financial Statements” and, together with the 2019 fuboTV Financial Statements, the “2019 Financial Statements”). The 2019 Financial Statements were excluded from the Original Form 8-K in reliance on the instructions to Item 9.01.

On the Original Due Date, the Company filed a Current Report on Form 8-K (the “COVID 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”) to avail itself of a 45-day extension to file on a Current Report on Form 8-K/A (i) the separate historical unaudited consolidated financial statements of fuboTV Pre-Merger for the three months ended March 31, 2020 and 2019, as required by Item 9.01(a) (the “Q1 fuboTV Financial Statements”), and (ii) the unaudited pro forma combined financial statements of the Company and fuboTV Pre-Merger for the three months ended March 31, 2020, as required by Item 9.01(b) (the “Q1 Pro Forma Financial Statements” and together with the Q1 fuboTV Financial Statements, the “Q1 Financial Statements”), in reliance on an order issued by the SEC pursuant to Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act of 1934 and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318), as modified and superseded by a new SEC order issued on March 25, 2020 (Release No. 34-88465) (collectively, the “Order”). As disclosed in the COVID 8-K, the Company was unable to include the Q1 Financial Statements in Amendment No. 1 within the prescribed time period due to the global COVID-19 pandemic. As a result of the pandemic, management’s full efforts have been focused on operating its business and evaluating available funding. The Company has been following the recommendations of local health authorities to minimize exposure risk for its employees, including temporarily closing its offices and requiring its employees to work remotely to the extent possible. As a result, the Company’s books and records were not easily accessible, resulting in delays in preparation and completion of its financial statements. These unforeseen circumstances resulted in the Company being unable to file the Q1 Financial Statements during the prescribed period without undue hardship and expense to the Company. As such, the Company filed Amendment No. 2 to Current Report on Form 8-K/A (“Amendment No. 2”) to further supplement the Original Form 8-K and Amendment No. 1 to provide the Q1 Financial Statements within 45 days of the Original Due Date in reliance on the Order.

In connection with the preparation of the Company’s condensed consolidated interim financial statements as of and for the quarter ended June 30, 2020, the Company identified an inadvertent error in the accounting for goodwill relating to the Company’s acquisitions of Nexway AG and Facebank AG. Upon further evaluation, the Company determined that goodwill amounting to $79.7 million should not have been impaired at December 31, 2019. Accordingly, on August 10, 2020, the Company filed (i) an Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019 to restate its previously issued consolidated financial statements and the related disclosures for the fiscal year ended December 31, 2019 and (ii) an Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2020 to restate its previously issued unaudited condensed consolidated financial statements and the related disclosures for the three months ended March 31, 2020 (collectively, the “Restatement”).

As a result of the Restatement, the Company is filing this Amendment No. 3 to Current Report on Form 8-K/A to restate the 2019 Pro Forma Financial Statements and the Q1 Pro Forma Financial Statements. The Restatement did not impact the 2019 fuboTV Financial Statements or the Q1 fuboTV Financial Statements; as such, they are not included herein.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The restated unaudited pro forma combined financial statements of the Company and fuboTV Pre-Merger for (i) the year ended December 31, 2019 and (ii) the three months ended March 31, 2020 are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
99.1*	Unaudited pro forma condensed combined financial statements of fuboTV Inc., a Florida corporation, and fuboTV Inc., a Delaware corporation, as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019, and the notes related thereto.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: August 14, 2020	By:	/s/ David Gandler
David Gandler
Chief Executive Officer